Exhibit 10.115

EXECUTION

PMT ISSUER TRUST - FMSR,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC CORP.

as Administrator and as Servicer

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

SERIES 2017-VF1 INDENTURE SUPPLEMENT

Dated as of December 20, 2017

To

INDENTURE

Dated as of December 20, 2017

MSR COLLATERALIZED NOTES,

SERIES 2017-VF1

- i -

- ii -

THIS SERIES 2017-VF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of December 20, 2017, is made by and among PMT  ISSUER TRUST - FMSR, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PENNYMAC CORP., a Delaware corporation (“PMC”), as administrator (the “Administrator”) and as servicer (the “Servicer”), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as Administrative Agent (as defined herein).  This Indenture Supplement relates to and is executed pursuant to that certain Indenture supplemented hereby, dated as of the date hereof, including the schedules and exhibits thereto (as amended, restated, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PMC, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and CSFB, as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Variable Funding Notes, the Series 2017-VF1 Notes (as defined below).  The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2017-VF1 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.Creation of the Series 2017-VF1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2017-VF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PMT Issuer Trust - FMSR Collateralized Notes, Series 2017-VF1 Notes” (the “Series 2017-VF1 Notes”).  The Series 2017-VF1 Notes are not rated and are not subordinate to any other Series of Notes.  The Series 2017-VF1 Notes are issued in one (1) Class of Variable Funding Notes (Class A-VF1) with the Maximum VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement.  The Series 2017-VF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture.  The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2017-VF1 Notes and all other Series of Notes issued under the Base Indenture as described therein.  In the event that any term or provision contained herein with respect to the Series 2017-VF1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.Defined Terms.

With respect to the Series 2017-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Payment” means a payment made by the Issuer to the Noteholder of the Series 2017-VF1 Notes, using proceeds of an Optional Payment or a Margin Call Payment under the PC Repurchase Agreement to reduce the unpaid principal balance of the Series 2017-VF1 Notes.

“Administrative Agent” means, for so long as the Series 2017-VF1 Notes are Outstanding, pursuant to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor by merger thereto.

“Advance Rate” means, with respect to the Series 2017-VF1 Notes, on any date of determination, 85%, subject to amendment by mutual agreement of the Administrative Agent and the Administrator; provided, that, upon the occurrence of an Advance Rate Trigger 1 Event, the Advance Rate will decrease by 2.00% until the Advance Rate Trigger 1 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will revert to 85%; provided, further, that, upon the occurrence of an Advance Rate Trigger 2 Event, the Advance Rate will decrease by  an additional 3.00%, such that the cumulative decrease of the Advance Rate upon the occurrence of an Advance Rate Trigger 2 Event will be 5.00% until the Advance Rate Trigger 2 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will be (x) if an Advance Rate Trigger 1 Event is then in effect, 83%, and (y) if no Advance Rate Trigger 1 Event is then in effect, 85%.

“Advisers Act” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benefit Plan Investor” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Class A-VF1 Notes” means, the Variable Funding Notes, Class A-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at  Citibank, N.A., Corporate and Investment Banking, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: PMT ISSUER TRUST – FMSR, including for Note transfer, exchange or surrender purposes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2017-VF1 Notes, 3.00% per annum.

“Default Supplemental Fee” means for the Series 2017-VF1 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of

(i) the Default Supplemental Fee Rate multiplied by

(ii)  the average daily Note Balance since the prior Payment Date of the Series 2017-VF1 Notes multiplied by

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2017-VF1 Notes, 3.00% per annum.

“Fiduciary Rule” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2017-VF1 Notes, an amount determined by the Administrative Agent, the Issuer and the Administrator on the Issuance Date, which amount is set forth in an Issuer Certificate delivered to the Indenture Trustee. For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2017-VF1 Notes.

“Interest Accrual Period” means, for the Series 2017-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date.  The Interest Payment Amount for the Series 2017-VF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2017-VF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means December 20, 2017.

“LIBOR” means the London Interbank offered rate.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the LIBOR per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) London Banking Days before the commencement of such one-month period.

“LIBOR Rate” means, with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrator, with the Administrative Agent’s written consent, shall direct the Indenture Trustee to utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the “LIBOR Rate” is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” means, for the Series 2017-VF1 Notes, 3.25% per annum.

“Maximum VFN Principal Balance” means, for the Series 2017-VF1 Notes, (i) $1,000,000,000, (ii) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (iii) such lesser amount designated by the Administrator in accordance with the terms of the Base Indenture.

“Note Interest Rate” means, for the Series 2017-VF1 Notes, with respect to any Interest Accrual Period, the sum of (a) LIBOR Rate (as determined by the Indenture Trustee as described in Section 8 of this Indenture Supplement) plus (b) the Margin.

“Plan Fiduciary” has the meaning assigned such term in Section 3 of this Indenture Supplement.

“PMC” has the meaning assigned to such term in the Preamble.

“Purchaser” means PMC and the other parties specified as “purchasers” of Notes under the Note Purchase Agreement, and its successors and permitted assigns under the Note Purchase Agreement.

“Redeemable Notes” has the meaning assigned to such term in Section 6 of this Indenture Supplement.

“Series 2017-VF1 Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series 2017-VF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of December 20, 2017, among PMC, as seller, CSFB, as buyer, and CSFB, as administrative agent.

“Series Required Noteholders” means, for so long as the Series 2017-VF1 Notes are Outstanding, 100% of the Noteholders of the Series 2017-VF1 Notes.  With respect to the Series 2017-VF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyer, as the buyer of the Series 2017-VF1 Notes under the Series 2017-VF1 Repurchase Agreement.

“Series Reserve Required Amount” means, the Stop-Loss Cap Required Amount.

“Stated Maturity Date” means, for Series 2017-VF1 Notes, December 20, 2020, subject to extension in accordance with the Series 2017-VF1 Repurchase Agreement.

“Stop-Loss Cap Reserve Percentage” means the difference between (i) one (1) and (ii) a fraction, (A) the numerator of which is equal to the difference between (1) the maximum Servicer SDQ Rate of the related Level and (2) the actual Servicer SDQ Rate and (B) the denominator of which is equal to 10% of the maximum Servicer SDQ Rate of the related Level.

“Stop-Loss Cap Required Amount” means, an amount equal to the difference between (1) the product of (x) the projected Stop Loss Cap calculated at the lower threshold of the subsequent Level and (y) the Stop-Loss Cap Reserve Percentage and (2) the current Stop-Loss Cap.

“Transaction Parties” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“VFN Repo Buyer” means Credit Suisse AG, Cayman Islands Branch and its permitted successors and assigns.

“WSFS” means Wilmington Savings Fund Society, FSB.

Section 3.Form of the Series 2017-VF1 Notes; Transfer Restrictions; Certain ERISA Considerations.

(a)The Series 2017-VF1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2017-VF1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.  None of the Series 2017-VF1 Notes shall be issued as Regulation S Notes nor shall any Series 2017-VF1 Notes be sold in offshore transactions in reliance on Regulation S.

(b)In addition to any transfer restrictions applicable to the Series 2017-VF1 Notes or any interest therein set in the Base Indenture, a purchaser, transferee or holder of the Series 2017-VF1 Notes or any interest therein that is a benefit plan investor as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (a “Benefit Plan Investor”) or a fiduciary purchasing the Series 2017-VF1 Notes on behalf of a Benefit Plan Investor (a “Plan Fiduciary”), will be required to represent (or in the case of a Book-Entry Note, will be deemed represent by the acquisition of such Note) that:

(1) the decision to acquire the Series 2017-VF1 Notes has been made on an arm’s length basis by the Plan Fiduciary;

(2) none of the Issuer, PMC, VFN Repo Buyer, the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of the Series 2017-VF1 Notes by the Benefit Plan Investor, other than to the Plan Fiduciary which is “independent” (within the meaning of Department of Labor Regulations promulgated on April 8, 2016 (81 Fed. Reg. 20,997) (the “Fiduciary Rule”)) of the Transaction Parties;

(3) the Plan Fiduciary either:

(a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; or

(b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an “employee benefit plan” as defined in Section 3(3) of ERISA or “plan” described in Section 4975 of the Code; or

(c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; or

(d) is a broker-dealer registered under the 1934 Act; or

(e) has, and at all times that the Benefit Plan Investor is invested in the Series 2017-VF1 Notes, will have total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (5) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Benefit Plan Investor investing in or holding the Series 2017-VF1 Notes in such capacity);

(4) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of the Series 2017-VF1 Notes;

(5) the Plan Fiduciary is a “fiduciary” within the meaning of Section 3(21) of ERISA or Section 4975 of the Code, or both, with respect to the Benefit Plan Investor and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s acquisition of the Series 2017-VF1 Notes;

(6) none of the Transaction Parties has exercised any authority to cause the Benefit Plan Investor to invest in the Series 2017-VF1 Notes or to negotiate the terms of the Benefit Plan Investor’s investment in the Series 2017-VF1 Notes; and

(7) the Plan Fiduciary acknowledges and agrees that it has been informed by the Transaction Parties:

(a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Benefit Plan Investor’s acquisition of the Series 2017-VF1 Notes; and

(b) of the existence and nature of the Transaction Parties’ financial interests in the Benefit Plan Investor’s acquisition of the Series 2017-VF1 Notes.

These representations are intended to comply with 29 C.F.R. Sections 2510.3-21(a) and (c)(1) of the Fiduciary Rule.  If these sections of the Fiduciary Rule are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect to the extent that such sections are revoked, repealed, or cease to be effective.

Section 4.Series Reserve Account; Stop-Loss Cap Required Amount.

In accordance with the terms and provisions of this Section 4 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Series Reserve Account with respect to the Series 2017-VF1 Notes (the “Series 2017-VF1 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2017-VF1 Noteholders.

For each Payment Date, if an SDQ Event is in effect, the Issuer shall deposit into the Series 2017-VF1 Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in Series 2017-VF1 Reserve Account on such day equals the Stop-Loss Cap Required Amount in accordance with Sections 4.4(a)(i) and 4.5(a)(1)(iv) of the Base Indenture.  In addition, on any Payment Date where the amounts on deposit in the Series 2017-VF1 Reserve Account exceeds the Stop-Loss Cap Required Amount, such excess amounts shall be released from the Series 2017-VF1 Reserve Account and shall be considered part of Available Funds under the Base Indenture.

Section 5.Interest Payment Amounts.

Prior to the occurrence and continuation of an Event of Default (as defined under the Series 2017-VF1 Repurchase Agreement) under the Series 2017-VF1 Repurchase Agreement, and in accordance with Section 6.12(b) of the PC Repurchase Agreement, (i) PMC shall be permitted to offset, net, withdraw, or direct the withdrawal of the Interest Payment Amount on the Series 2017-VF1 Notes; and (ii) the estimated Price Differential owed under the Series 2017-VF1 Repurchase Agreement on the next Payment Date shall be subject to a true up of the amount determined by the Administrative Agent and delivered to the Indenture Trustee one (1) day prior to the related Payment Date. The Administrator shall report the calculation of the Interest Payment Amount for the Interest Accrual Period preceding a Payment Date for inclusion in the report set forth in Section 3.1 of the Base Indenture two (2) Business Days prior to each Payment Date.

Section 6.Payments; Note Balance Increases; Early Maturity.

(a)Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2017-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b)The Paying Agent shall make payments of principal on the Series 2017-VF1 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5 of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2017-VF1 Notes).  The Note Balance of the Series 2017-VF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c)Any payments of principal allocated to the Series 2017-VF1 Notes during a Full Amortization Period shall be applied to the Class A-VF1 Notes until their VFN Principal Balance has been reduced to zero.

(d)The parties hereto acknowledge that the Series 2017-VF1 Notes will be financed by the VFN Repo Buyer under the Series 2017-VF1 Repurchase Agreement, pursuant to which PMC will sell all its rights, title and interest in the Series 2017-VF1 Notes to the VFN Repo Buyer.  The parties hereto acknowledge that with respect to the Series 2017-VF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyer, as the buyer of the Series 2017-VF1 Notes under the Series 2017-VF1 Repurchase Agreement.  Subject to the foregoing, the Administrative Agent and the Issuer further confirm that the Series 2017-VF1 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch”.  The Issuer and the Administrative Agent hereby direct the

Indenture Trustee to issue the Series 2017-VF1 Notes in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch”.

(e)During the Revolving Period, on each Interim Payment Date and each Payment Date, in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture, the owner of the Owner Trust Certificate may make Additional Note Payments to the Noteholder of the Series 2017-VF1 Notes.  Such Additional Note Payments shall be applied to reduce the unpaid principal balance of the Series 2017-VF1 Notes.

Section 7.Optional Redemption.

The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2017-VF1 Notes redeem in whole or in part (so long as, in the case of any partial redemption, the Series 2017-VF1 Notes are redeemed on a pro rata basis based on their related Note Balances) and/ or terminate and cause the retirement of the Series 2017-VF1 Notes.  In anticipation of a redemption of the Series 2017-VF1 Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve all or a portion of the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2017-VF1 Notes, on the last day of their Revolving Period.  Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Series 2017-VF1 Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent).  Any Notes issued in replacement for the Series 2017-VF1 Notes will have the same rights and privileges as the Class of Series 2017-VF1 Notes that were refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

Section 8.Determination of Note Interest Rate and LIBOR.

(a)At least one (1) Business Day prior to each Determination Date, the Indenture Trustee shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2017-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)On each LIBOR Determination Date, the Indenture Trustee will determine the LIBOR Rate for the succeeding Interest Accrual Period for the related Series 2017-VF1 Notes on the basis of the procedures specified in the definition of LIBOR Rate.

(c)The establishment of the LIBOR Rate by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2017-VF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 9.Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2017-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2017-VF1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 10.Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PMC hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PMC to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body,

Section 11.Amendments.

(a)Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2017-VF1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless delivery of such Issuer Tax Opinion is waived by the Series Required Noteholders) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes:  (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.  For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.  This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2017-VF1 Notes, the Issuer, the Administrator, the Administrative Agent, the Indenture Trustee and subject to the immediately preceding sentence, the Servicer.

(b)Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, except for amendments otherwise permitted as described in Sections 12.1 or 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2017-VF1 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d)Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 12.Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 13.Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 14.Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2017-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2017-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust

Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2017-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Series 2017-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2017-VF1 Notes or this Indenture Supplement.  It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including the PC Repo Guaranty and the VFN Repo Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2017-VF1 Notes or secured by this Indenture Supplement.  It is further understood that the foregoing provisions of this Section 14 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2017-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 15.Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by WSFS, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any other Transaction Documents.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PMT ISSUER TRUST - FMSR, as Issuer

By:	Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart

	Name:	Jeffrey R. Everhart

	Title:	Vice President

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado

	Name:	Valerie Delgado

	Title:	Senior Trust Officer

PENNYMAC CORP., as Administrator and as Servicer

By:	/s/ Pamela Marsh

	Name:	Pamela Marsh

	Title:	Managing Director, Treasurer

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Administrative Agent

By:	/s/ Dominic Obaditch

	Name:	Dominic Obaditch

	Title:	Vice President